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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

Steelcase Inc.
Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-119757 and Registration No. 333-131464), the Registration Statement on Form S-4 (Registration No. 333-83264) and the Registration Statements on Form S-8 for the Company's Steelcase Inc. Retirement Plan (Registration No. 333-84251), Steelcase Inc. Deferred Compensation Plan (Registration No. 333-84689), Steelcase Inc. Incentive Compensation Plan (Registrations No. 333-102361, 333-50964 and 333-46711) and Steelcase Inc. Employee Stock Purchase Plan (Registration No. 333-46713) of our reports dated April 7, 2006, relating to the consolidated financial statements and schedule, and the effectiveness of Steelcase Inc.'s internal control over financial reporting, which appear in this Form 10-K/A.

BDO SEIDMAN, LLP

Grand Rapids, Michigan

July 12, 2006